UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

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                                 FORM 8-K
                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                              August 16, 2005

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                         WERNER ENTERPRISES, INC.
          (Exact name of registrant as specified in its charter)


     NEBRASKA                         0-14690                    47-0648386
(State or other jurisdiction of    (Commission File           (IRS Employer
incorporation)                          Number)         Identification No.)


14507 FRONTIER ROAD
POST OFFICE BOX 45308
OMAHA, NEBRASKA                                                       68145
(Address of principal                                            (Zip Code)
executive offices)

    Registrant's telephone number, including area code:  (402) 895-6640


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On August 16, 2005, the Board of Directors of Werner Enterprises, Inc. (the "Company") ratified an agreement entered into August 1, 2005 by the Company and Executive Benefit Services, Inc., a subsidiary of The Principal Financial Group, to adopt The Executive Nonqualified Excess Plan of Werner Enterprises, Inc. (the "Plan"). Principal Trust Company is the trustee of the Plan.

      The Plan is a nonqualified deferred compensation plan for the benefit of eligible key managerial employees, as determined by the Company's Board of Directors. Under the terms of the Plan, participants may elect to defer compensation on a pre-tax basis within annual dollar limits established by the Company. Although it is not the Company's current intention to do so, the Company may also make matching credits and/or profit sharing credits to the participants' accounts as determined each plan year by the Company. Any matching or profit sharing contributions made by the Company will vest subject to a 5-year graduated schedule based on the participant's length of service. Under current tax law, the Company is not allowed a current income tax deduction for the compensation deferred by participants, but is allowed a tax deduction when a distribution payment is made to a participant from the Plan. The Company's Board of Directors may amend or terminate the Plan at any time.

      The Company and its affiliates have no material relationships with Executive Benefit Services, Inc., Principal Trust Company, or any member of The Principal Financial Group, other than the relationships established by this agreement.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
           AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      On August 17, 2005, the Company renewed its $25.0 million bank credit facility with Harris, N.A. This first amendment to the original credit agreement dated April 22, 2003 extends the maturity date from October 22, 2005 to October 22, 2007. The amendment also increases the minimum consolidated tangible net worth requirement to $500 million plus 50% of annual net income from $400 million plus 50% of annual net income. Any amounts that may be borrowed pursuant to this facility are due and payable in full on or before October 22, 2007. As of August 17, 2005, the Company had no borrowings outstanding under this facility.

                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WERNER ENTERPRISES, INC.


Date:      August 22, 2005              By:  /s/ John J. Steele
           ---------------                   ------------------------------
                                             John J. Steele
                                             Senior Vice President,
                                              Treasurer and Chief
                                              Financial Officer


Date:      August 22, 2005              By:  /s/ James L. Johnson
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                                             James L. Johnson
                                             Vice President, Controller and
                                              Corporate Secretary